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                                                                    EXHIBIT 10.1
                                    AGREEMENT

         WHEREAS, William Barthold, Paul Berger and James Dodrill formed the River Horse Partnership ("River Horse") to investigate the possibility of establishing a licensing or distributorship arrangement with the Thacker Group Limited ("Thacker") to market and sell Hippo golf equipment in the United States (the "Opportunity"); and

         WHEREAS, exploration of the possibility of establishing a licensing or distributorship arrangement with Thacker revealed the impracticability and inadvisability of pursuing such a venture with Thacker at that time; and

         WHEREAS, subsequently, a majority interest in Thacker was sold to a third party; and

         WHEREAS, Messrs. Berger and Dodrill are presently investigating potential business arrangements with the new management of Thacker; and

         WHEREAS, Messrs, Barthold, Berger and Dodrill have prior to this time not memorialized any agreement among themselves; and

         WHEREAS, Messrs. Berger and Dodrill have incurred expenses in excess of $70,000 and anticipate incurring significant additional expenses, and

         WHEREAS, Mr. Barthold has presently incurred expenses of approximately $2,500 (the "Expenses"), and

         WHEREAS, Mr. Barthold has requested that a formal agreement be established which will define the relationship between Mr. Barthold and Messrs. Berger and Dodrill; and

         WHEREAS, Mr. Barthold has requested that a formal agreement be established which will define the relationship between Mr. Barthold and Messrs. Berger and Dodrill; and

         WHEREAS, Messrs. Barthod, Berger and Dodrill all acknowledge and agree that time is of the essence in executing this document.

         NOW, THEREFORE, the parties agree as follows:

1. WAIVER. This agreement serves to confirm that William Barthold, by acceptance of this agreement, hereby waives any and all claims he may now or hereafter have, (1) except as set forth below, towards equity ownership in any entity or entities surviving or formed by any agreement between Thacker and either River Horse or Messrs. Berger and Dodrill and (2) against River Horse and/or Paul Berger and/or James Dodrill in any capacity. Messrs. Dodrill and Berger hereby agree, in consideration for his execution of this agreement, that Mr. Barthold shall not

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have any future financial obligation or liability arising from or in connection with any business venture involving Mr. Barthold. Mr. Barthold acknowledges that he no longer has the capacity to bind River Horse and/or Paul Berger and/or Jim Dodrill in any capacity in any manner. The parties acknowledge that nothing in this agreement shall be construed to prevent the other party from independently pursuing business ventures with Thacker following execution of this agreement.

2. AGREEMENT. Messrs. Berger and Dodrill hereby sell, and Mr. Barthold hereby purchases one percent (1%) of the interest in River Horse for an amount equal to the Expenses. Messrs. Berger and Dodrill agree that payment by Mr. Barthold of the Expenses will constitute payment in full of the purchase price. Messrs. Berger and Dodrill hereby agree that should River Horse enter into a business venture with Thacker and create a related U.S. entity the business of which is the manufacture or sale of Hippo golf clubs and equipment, Mr. Barthold will receive an offer of employment to begin on September 1, 1996 in a non-executive position appropriate for him based on his background and experience and at a salary level substantially similar to salaries paid in the golf industry for similar positions. Such offer of employment will be for a minimum term of three (3) years.

         Mr. Barthold acknowledges that by accepting this agreement Messrs. Berger and Dodrill retain all rights in or associated with River Horse including its name and all copyrights, trademarks, trade names, trade dress, service marks and goodwill now or hereafter associated with River Horse. As stated above, however, nothing contained herein shall be construed to prevent Mr. Barthold from independently pursuing business ventures with Thacker following execution of this agreement.

3. CONFIDENTIALITY. Mr. Barthold agrees that for a period of one year following the execution of this agreement he will not disclose the terms of this agreement or any information which he obtained during or in connection with his involvement with River Horse relating to the transactions contemplated by River Horse or either or both of Messrs. Berger and Dodrill. Mr. Barthold also agrees to promptly upon execution of this agreement return to Messrs. Berger and Dodrill all documentation received, collected or assembled by Mr. Barthold during or in connection with his involvement with River Horse.

4. FURTHER ASSURANCES. The parties agree to execute any all documents necessary to consummate the agreements made herein.

Mutually Accepted and Agreed to
on this 16th day of January, 1996.

/S/ William Barthold
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William Barthold


/S/ Paul Berger
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Paul Berger




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/S/ James Dodrill
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James Dodrill










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